EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES ANNOUNCES GAINS IN REVENUE AND NET INCOME
FOR THE FOURTH QUARTER AND YEAR

LITTLETON, CO - March 10, 2005 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the fourth quarter and year ended December 31, 2004. See attached tables.

Fourth Quarter Financial Highlights - versus fiscal 2003 fourth quarter
* Total revenues rose 53% to $2.3 million.
* Operating income was up 97% to $126,000.
* Net income before tax increased 101% to $159,000, from $79,000 in the 2003 quarter. Net income was $97,000 as compared to $172,000 (including a $93,000 tax benefit) in the 2003 quarter. Net earnings per share were $.02, calculated on 33% more shares outstanding due to the successful completion of a one million-share private equity placement in August 2004, compared to $.05 per share in the fourth quarter of last year.

2004 Financial Highlights - versus fiscal 2003
* Total revenues were up 44% to $8.4 million.
* Operating income grew 20% to $383,000.
* Net income before tax rose 26% to $398,000, from net income before tax of $316,000 in 2003. Net income was $336,000 compared to net income of $409,000 last year (including a $93,000 tax benefit). Net earnings per share were $.08, calculated on 21% more shares outstanding due to the aforementioned private placement, compared to $.12 per share in 2003.


Dr. Michael Durham, President of ADA-ES, stated, "Our first full year operating as an independent Company was a year of significant growth and
development.  We   more than met our previously announced revenue goal for
2004, which was growth of 30%. The 44% increase in 2004 revenues was driven primarily by our mercury emission control segment, which grew 73% stemming from our involvement in various full-scale government and industry supported demonstrations, and work from our new mercury emission measurement segment."

Dr. Durham further stated, "These financial results were achieved while making a significant investment in R&D, which produced considerable improvements in our technology. During 2004, we participated in eight full-scale mercury emission control programs. In the second half of the year, we successfully completed two projects that demonstrated three different technologies for significantly reducing mercury emissions from coal-fired plants. These two projects demonstrated sustained reductions of greater than 90% of mercury emissions on difficult Western coal applications. We believe these projects are key to positioning ADA-ES as a market leader as they allow us to 1) gain experience working hand in hand with our eventual customers developing and demonstrating the technology, 2) expand our intellectual property portfolio, and 3) train and hire new engineers. The combination of experience and performance data allows us to provide guaranteed commercial mercury control systems to respond to state regulations, new coal-fired power plants and pending federal regulations. In this regard, we have submitted bids for over 80 commercial mercury emission control systems."

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ADA-ES, Inc. News Release					  			Page
2
March 10, 2005

Dr. Durham continued, "We also achieved two corporate milestones during 2004. In August, we completed an $8.0 million private equity placement that expanded our institutional shareholder base and strengthened our balance sheet, an important tool for winning new contracts. The financing also enabled us to meet the listing requirements for Nasdaq, on which our stock began trading in October."

Dr. Durham concluded, "Our strategic relationships with leading companies whose products and systems fit well with our technologies and capabilities, coupled with our expertise and industry position, are enabling us to capitalize on the numerous opportunities in the mercury control industry. Based on current projects, pending contracts and expected awards of commercial contracts, we anticipate revenue growth of 30% in 2005, driven primarily by our mercury emission control segment. We remain extremely optimistic about the Company's business prospects for 2005 and beyond."

Conference Call
Management will conduct a conference call on Thursday, March 10, 2005 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results - including predicted revenues and achievement of positive cash flow - could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, laws or regulations, demand for the company's securities, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.				 -or-   Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President	  The Equity Group Inc.
Mark H. McKinnies, CFO				  www.theequitygroup.com
(303) 734-1727		                    Loren G. Mortman, (212) 836-9604
www.adaes.com 					  LMortman@equityny.com
							  Lauren Barbera, (212) 836-9610
							  LBarbera@equityny.com

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ADA-ES, Inc. News Release			                    Page 3
March 10, 2005

                       ADA-ES, Inc. and Subsidiary
               Consolidated Statements of Operations
                               (Unaudited)
              (amounts in thousands, except per share)

                                        Fourth Quarter ended     Year ended
                                            December 31,        December 31,
                                           2004       2003     2004     2003
REVENUES:                                 ------    -------   ------   ------
     Mercury emission control             $1,366    $   855   $5,940   $3,347
     Flue gas conditioning                   842        503    2,122    2,037
     Combustion aids and other                54         89      355      389
                                           -----      -----    -----    -----
        Total revenues                     2,262      1,477    8,417    5,863

COST OF SERVICES                           1,351        724    5,020    2,895
                                           -----      -----    -----    -----
GROSS MARGIN                                 911        753    3,397    2,968

COST AND EXPENSES:
    General and administrative               608        521    2,046    1,925
    Research & development                   150        129      815      593
    Depreciation and amortization             27         39      153      130
                                           -----      -----    -----    -----
             Total expenses                  785        689    3,014    2,648
                                           -----      -----    -----    -----
OPERATING INCOME                             126         64      383      320

OTHER INCOME (EXPENSE):
    Interest expense                          (3)       (20)     (34)    (27)
    Other, net                                36         35       49       23
                                           -----      -----    -----    -----
     Total other income (expense)             33         15       15      (4)
                                           -----      -----    -----    -----
NET INCOME BEFROE TAX                        159         79      398      316

PROVISION FOR TAX BENEFIT(EXPENSE)           (62)        93      (62)      93
                                           -----      -----    -----    -----
NET INCOME                                    97        172      336      409

OTHER COMPREHENSIVE INCOME, NET OF TAX        34         --       34       --
                                           -----      -----    -----    -----
COMPREHENSIVE INCOME                       $ 131      $ 172   $  370   $  409
                                          ======     ======   ======   ======
NET INCOME PER COMMON Share (as adjusted,
 Basic and Diluted):                      $  .02     $  .05   $  .08   $  .12
                                          ======     ======   ======   ======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING (adjusted):                   4,781      3,582    4,126    3,412
                                          ======     ======   ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-KSB for December 31, 2004.



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ADA-ES, Inc. News Release                           	   Page 4
March 10, 2005


                    ADA-ES, Inc. and Subsidiary
                Consolidated Balance Sheets
                           (Unaudited)
                     (amounts in thousands)

                                                      12/31/04   12/31/03
                           ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $ 2,108   $  777
  Trade receivables, net of allowance for doubtful
   Accounts                                               1,198    1,065
  Investments in securities                                 713       -
  Prepaid expenses, inventory and other                     248      199
                                                          -----    -----
      Total current assets                                4,267    2,041
                                                          -----    -----

PROPERTY AND EQUIPMENT, at cost                           1,345    1,251
    Less accumulated depreciation and amortization         (896)    (791)
                                                          -----    -----
          Net property and equipment        	            449      460

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      146      112
INVESTMENT IN SECURITIES and other assets                 6,194       63
                                                         ------    -----
TOTAL ASSETS       	                                $13,080  $ 4,700
	                         	                     ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable	                                      $   433  $   162
  Accrued expenses                                          403      214
  Current portion long-term debt                             -       122
  Deferred revenues                                         202      185
                                                          -----    -----
	Total current liabilities                           1,038      683
                                                          -----    -----
LONG-TERM LIABILITIES:
  Notes and accrued interest payable to related party        -       305
  Notes payable, net of current portion                      -       491
  Deferred compensation and other liabilities	             32      248
                                                          -----    -----
      Total long-term liabilities                            32    1,044
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Common stock no par value                              13,134    4,467
  Accumulated other comprehensive income                     34       --
  Accumulated deficit	                                 (1,158)  (1,494)
                                                         ------   ------
	Total stockholders' equity                         12,010    2,973
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	        $13,080  $ 4,700
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-KSB for December 31, 2004.

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